Exhibit 99.1
Snyder’s-Lance, Inc. Reports Third Quarter 2017 Financial Results

•	Total net revenue from continuing operations increased 3.7%; core branded growth of 4.9%

•	GAAP net loss per share of $0.60 from continuing operations including non-recurring, non-cash expense of $0.87 per share

•	EPS from continuing operations excluding special items* increased 10% to $0.33

•	GAAP net loss from continuing operations of $57.7 million including non-recurring, non-cash expense of $84.9 million

•	Net income from continuing operations excluding special items* increased 10% to $32.7 million

•	Adjusted EBITDA* increased 14% to $85.2 million

•	Company updates full-year 2017 outlook

*Descriptions of measures excluding special items are provided in “Use and Definition of Non-GAAP Measures”, and reconciliations are provided in the tables at the end of this release.

Charlotte, NC, - November 7, 2017 - Snyder’s-Lance, Inc. (Nasdaq-GS: LNCE) (the "Company") today reported financial results for the third quarter ended September 30, 2017 and updated its full-year 2017 outlook. Total net revenue from continuing operations in the third quarter of 2017 increased 3.7% compared to the third quarter of 2016 with core branded growth of 4.9% year over year. The GAAP net loss attributable to Snyder’s-Lance from continuing operations in the third quarter of 2017 was $57.7 million, or $0.60 per diluted share, as compared to net income of $25.7 million, or $0.26 per diluted share, in the third quarter of 2016. GAAP results include a non-recurring, non-cash impairment charge of $84.9 million after-tax related to the impairment of certain brand trademarks and goodwill associated with the Diamond Foods acquisition. Net income attributable to Snyder’s-Lance from continuing operations, excluding special items, for the third quarter of 2017 was $32.7 million, as compared to $29.6 million, in the third quarter of 2016. Earnings per diluted share from continuing operations, excluding special items, were $0.33 in the third quarter of 2017, compared to $0.30 in the third quarter of 2016.

"Our third quarter financial performance continued to improve along several dimensions. Gross margin performance was strong at 37.1% of net revenue compared to 36.8% in 2016. Selling, general and administrative performance also improved to 26.3% of net revenue compared to 28.0% last year. On top of these improving profitability trends, our branded net revenue growth continues to outpace the category, and we are on track to deliver our full-year targets," said Brian J. Driscoll, President and Chief Executive Officer of Snyder’s-Lance. “Looking ahead to 2018, our organization is beginning to make progress in our performance transformation plan as indicated by these results. While we have much work to do, we firmly believe that we have the opportunity to unlock substantial profitability improvements over time, and will unlock the considerable potential of our branded portfolio to drive improved total shareholder return.”

Third Quarter 2017 Results

Third Quarter Net Revenue by Product Category
(in thousands)	Q3 2017 Net Revenue	Q3 2016 Net revenue(1)	Change
Core Brands(2)	$407,785	$388,570	4.9%
Allied Brands(3)	39,604	38,261	3.5%
Branded	447,389	426,831	4.8%
Partner Brand	73,978	73,821	0.2%
Other Brand	42,817	43,251	(1.0)%
Total	564,184	543,903	3.7%
(1) Includes net revenue results from continuing operations only. (2) The Company's Core Brands include: Snyder's of Hanover®, Lance®, Kettle Brand®, KETTLE® Chips, Cape Cod®, Snack Factory®, Pretzel Crisps®, Pop Secret®, Emerald®, and Late July®. (3) The Company's Allied Brands include: Krunchers!®, Tom's®, Archway®, Jays®, Stella D'oro®, Eatsmart Snacks™, O-KE-Doke®, and Metcalfe's skinny®.

Total net revenue in the third quarter of 2017 was $564.2 million, an increase of 3.7% compared to $543.9 million from continuing operations in the third quarter of 2016. Branded net revenue increased 4.8% as a result of a 3.5% increase in the Company’s Allied Brands and a 4.9% increase in Core Brands. The Core Brand net revenue increase was led by growth in Late July®, Snack Factory® Pretzel Crisps®, Lance®, Snyder’s of Hanover®, Cape Cod®, and KETTLE® Chips, partially offset by a decline in Emerald®, Pop Secret®, and Kettle Brand®. In addition, during the third quarter of 2017, net revenue from the Partner Brand category increased 0.2% while net revenue from the Other category declined 1.0%, each compared to the third quarter of 2016.

The GAAP operating loss in the third quarter of 2017 was $53.8 million, as compared to GAAP operating income of $45.7 million from continuing operations in the third quarter of 2016. The GAAP operating loss in the quarter was due to $114.5 million in pre-tax expenses which affected comparability. These expenses were primarily related to $104.7 million in non-cash impairment charges reflecting the write-downs of the Company’s European reporting unit goodwill, and the Company’s KETTLE® Chips trademark in the United Kingdom and Pop Secret® trademark. Operating income, excluding special items affecting comparability, in the third quarter of 2017 was $60.6 million, or 10.7% as a percentage of net revenue, as compared to $51.1 million from continuing operations, or 9.4% as a percentage of net revenue, in the third quarter of 2016. The operating margin expansion was the result of lower general and administrative expenses, and supply chain productivity and cost initiatives. These were partially offset by higher service and distribution costs primarily related to trucking capacity, as well as continued higher than normal manufacturing costs due to the ramping up of Emerald® production capacity in Charlotte, NC that was previously located in the Stockton, CA manufacturing facility. The Company expects these costs to abate over time.

Net interest expense in the third quarter of 2017 was $10.1 million compared to $9.2 million in the third quarter of 2016. The GAAP effective income tax rate from continuing operations in the third quarter of 2017 was 9.5% as compared to 29.4% in the third quarter of 2016. The decrease in the GAAP effective income tax rates was primarily due to the aforementioned special items affecting comparability. Excluding special items, the effective income tax rate from continuing operations was 35.4% in the third quarter of 2017 as compared to 28.9% in the third quarter of 2016. The increase in the effective income tax rate, excluding special items, was primarily due to lower income from the Company’s U.K. operations.

The GAAP net loss attributable to Snyder’s-Lance from continuing operations in the third quarter of 2017 was $57.7 million, or $0.60 per diluted share, as compared to net income of $25.7 million, or $0.26 per diluted share, in the third quarter of 2016. The GAAP net loss was the result of the aforementioned special items affecting comparability. Net income attributable to Snyder’s-Lance from continuing operations, excluding special items, for the third quarter of 2017, was $32.7 million, as compared to $29.6 million, in the third quarter of 2016. Earnings per diluted share from continuing operations, excluding special items, was $0.33 in the third quarter of 2017 compared to $0.30, in the third quarter of 2016.

Adjusted EBITDA from continuing operations in the third quarter of 2017 was $85.2 million, or 15.1% of net revenue, as compared to adjusted EBITDA from continuing operations of $74.7 million, or 13.7% of net revenue, in the third quarter of 2016. Adjusted EBITDA is a non-GAAP measure defined herein under “Use and Definition of Non-GAAP Measures,” and is reconciled to net income in the tables that accompany this release.

Outlook
Based on the Company’s year-to-date performance, and expectations for the remainder of the year, for the full-year of fiscal 2017, the Company continues to expect net revenue to be between $2,205 million and $2,255 million, adjusted EBITDA to be between $305 million and $320 million, and earnings per diluted share, excluding special items, to be between $1.12 and $1.17.

The Company’s 2017 full-year outlook also includes the following assumptions:

•	Capital expenditures of $75 million to $85 million;

•	Net interest expense of $37 million to $40 million;

•	Effective income tax rate of 35.5% to 36.5%; and

•	Weighted average diluted share count of approximately 98 million shares.

Full-year 2017 GAAP guidance is not provided in this release due to the likely occurrence of one or more of the following items where the Company is unable to reliably forecast the timing and magnitude: continued transaction related costs associated with the divestiture of Diamond of California and integration of legacy Diamond Foods operations, other potential transactions and their related costs, settlements of contingent liabilities, possible gains or losses on the sale of businesses or other assets, restructuring costs, impairment charges, and the income tax effects of these potential items.

Conference Call
Management will host a conference call to discuss the Company's third quarter 2017 results at
10:00 a.m. ET on November 7, 2017. The conference call will be webcast live through the Investor Relations section of the Snyder's-Lance website (www.snyderslance.com). To participate in the conference call, the dial-in number is (844) 830-1960 for U.S. callers or (315) 625-6883 for international callers. The conference ID is 5389359. A continuous telephone replay of the call will be available between 12:00 p.m. ET on November 7 and 12:00 a.m. ET on November 14. The replay telephone number is (855) 859-2056 for U.S. callers or (404) 537-3406 for international callers. The replay access code is 5389359. Investors may also access a web-based replay of the conference call at www.snyderslance.com.

About Snyder’s-Lance, Inc.
Snyder's-Lance, Inc., headquartered in Charlotte, NC, manufactures and markets snack foods throughout the United States and internationally. Snyder's-Lance's products include pretzels, sandwich crackers, pretzel crackers, potato chips, cookies, tortilla chips, restaurant style crackers, popcorn, nuts and other snacks. Products are sold under the Snyder's of Hanover®, Lance®, Kettle Brand®, KETTLE® Chips, Cape Cod®, Snack Factory® Pretzel Crisps®, Pop Secret®, Emerald®, Late July®, Krunchers! ®, Tom's®, Archway®, Jays®, Stella D'oro®, Eatsmart Snacks™, O-Ke-Doke®, Metcalfe’s skinny®, and other brand names along with a number of third party brands. Products are distributed nationally through grocery and mass merchandisers, convenience stores, club stores, food service outlets and other channels. For more information, visit the Company's corporate web site: www.snyderslance.com.
LNCE-E

Use and Definition of Non-GAAP Measures
Snyder’s-Lance’s management uses non-GAAP financial measures to evaluate our operating performance and to facilitate a comparison of the Company’s operating performance on a consistent basis and to provide measures that, when viewed in combination with its results prepared in accordance with GAAP, allow for a more complete understanding of factors and trends affecting the Company’s business than GAAP measures alone. The non-GAAP measures and related comparisons should be considered in addition to, not as a substitute for, our GAAP disclosure, as well as other measures of financial performance reported in accordance with GAAP, and may not be comparable to similarly titled measures used by other companies. Our management believes these non-GAAP measures are useful for providing increased transparency and assisting investors in understanding our ongoing operating performance.

Operating Income and Gross Profit, Excluding Special Items
Operating income and gross profit, excluding special items, are provided because Snyder’s-Lance believes it is useful information for understanding our results by improving the comparability of our results. Additionally, operating income and gross profit, excluding special items, provide transparent and useful information to management, investors, analysts and other parties in evaluating and assessing the Company’s primary operating results after removing the impact of unusual, non-operational or restructuring or transaction related activities that affect comparability. Operating income and gross profit, excluding special items, are two measures management uses for planning and budgeting, monitoring and evaluating financial and operating results, and in the analysis of ongoing operating trends.

Net Income, Earnings per Share and Effective Income Tax Rate, Excluding Special Items
Net income, earnings per share, and the effective income tax rate, excluding special items, are metrics provided to present the reader with the after-tax impact of operating income, excluding special items, in order to improve the comparability and understanding of the related GAAP measures. Net income, earnings per share, and the effective income tax rate, excluding special items, provide transparent and useful information to management, investors, analysts and other parties in evaluating and assessing our primary operating results after removing the impact of unusual, non-operational or restructuring or transaction related activities that affect comparability. Net income, earnings per share, and the effective income tax rate, excluding special items, are measures management uses for planning and budgeting, monitoring and evaluating financial and operating results.

Adjusted EBITDA
Snyder’s-Lance defines adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”), further adjusted to exclude restructuring or transaction related expenses, and other non-cash or non-operating items as well as any other unusual items that impact the comparability of our financial information.

Management uses adjusted EBITDA as a key metric in the evaluation of underlying Company performance, in making financial, operating and planning decisions. The Company believes this measure is useful to investors because it increases transparency and assists investors in understanding the underlying performance of the Company and in the analysis of ongoing operating trends. Additionally, Snyder’s-Lance believes adjusted EBITDA is frequently used by analysts, investors and other interested parties in their evaluation of companies, many of which present an adjusted EBITDA measure when reporting their results. The Company has historically reported adjusted EBITDA to analysts and investors and believes that its continued inclusion provides consistency in financial reporting and enables analysts and investors to perform meaningful comparisons of past, present and future operating results.
Adjusted EBITDA should not be considered as an alternative to net income, determined in accordance with GAAP, as an indicator of the Company’s operating performance, as an indicator of cash flows, or as a measure of liquidity. While EBITDA and adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.

Cautionary Information about Forward Looking Statements

In this press release, we make statements which may be forward-looking within the meaning of applicable securities laws, which represent our current judgment about possible future events. The statements include projections regarding future revenues, earnings and other results. In making these statements we rely on current expectations, assumptions and analyses based on our experience and perception of historical trends, current conditions and expected future developments as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors, both positive and negative. These factors include among others: changes in general economic conditions; price or availability of raw materials, packaging, energy and labor; food industry competition; changes in top customer relationships; consolidation of the retail environment; decision by British voters to exit the European Union; failure to realize anticipated benefits of acquisitions and divestitures; loss of key personnel; failure to execute strategic initiatives; safety and quality of food products; adulterated or misbranded products; disruption of our supply chain or information technology systems; improper use or misuse of social media; ability to anticipate changes in consumer preferences and trends; distribution through independent operators; protection of trademarks and intellectual property; impairment in the carrying value of goodwill or other intangible assets; new regulations or legislation; interest and foreign currency exchange rate volatility; concentration of capital stock ownership; increasing legal complexity and potential litigation; failure to realize the expected benefits from the acquisition of Diamond Foods; the inability to successfully execute international expansion strategies; additional risks from foreign operations; our substantial debt; and the restrictions and limitations on our business operations in the agreements and instruments governing our debt.
Our most recent report on Form 10-K and our other reports filed with the U.S. Securities and Exchange Commission provide information about these and other factors, which we may revise or supplement in future reports. We caution readers not to place undue reliance on forward-looking statements. We do not undertake to update any forward-looking statements that it may make except as required by applicable law. All subsequent written and forward-looking statements attributed to Snyder’s-Lance or any person acting on its behalf are expressly qualified in their entirety by the factors referenced above.

Investor Contact
Kevin Powers, Senior Director, Investor Relations
kpowers@snyderslance.com, (704) 557-8279

Media Contact
Joey Shevlin, Director, Corporate Communications & Public Affairs
JShevlin@snyderslance.com, (704) 557-8850

(Tables to Follow)

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of (Loss)/Income (Unaudited)
For the Quarters and Nine Months Ended September 30, 2017 and October 1, 2016

	Quarter Ended		Nine Months Ended
(in thousands, except per share data)	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net revenue	$564,184	$543,903	$1,675,280	$1,553,064
Cost of sales	357,993	344,807	1,074,036	999,322
Gross profit	206,191	199,096	601,244	553,742

Selling, general and administrative expenses	154,811	152,980	493,513	434,656
Transaction and integration related expenses	276	3,656	1,861	62,579
Impairment charges	105,230	507	113,150	1,370
Other operating (income)/expense, net	(279)	(3,776)	196	(5,195)
Operating (loss)/income	(53,847)	45,729	(7,476)	60,332

Other (income)/expense, net	(227)	305	(1,461)	(250)
(Loss)/income before interest and income taxes	(53,620)	45,424	(6,015)	60,582

Loss on early extinguishment of debt	—	—	—	4,749
Interest expense, net	10,141	9,215	28,587	23,305
(Loss)/income before income taxes	(63,761)	36,209	(34,602)	32,528

Income tax (benefit)/expense	(6,043)	10,663	6,889	9,430
(Loss)/income from continuing operations	(57,718)	25,546	(41,491)	23,098
Income from discontinued operations, net of income taxes	1,473	3,655	1,132	326
Net (loss)/income	(56,245)	29,201	(40,359)	23,424
Net income/(loss) attributable to non-controlling interests	18	(114)	772	(141)
Net (loss)/income attributable to Snyder’s-Lance, Inc.	$(56,263)	$29,315	$(41,131)	$23,565

Amounts attributable to Snyder's-Lance, Inc.:
Continuing operations	$(57,736)	$25,660	$(42,263)	$23,239
Discontinued operations	1,473	3,655	1,132	326
Net (loss)/income attributable to Snyder's-Lance, Inc.	$(56,263)	$29,315	$(41,131)	$23,565

Basic (loss)/earnings per share:
Continuing operations	$(0.60)	$0.26	$(0.44)	$0.26
Discontinued operations	0.02	0.04	0.01	—
Total basic (loss)/earnings per share	$(0.58)	$0.30	$(0.43)	$0.26

Weighted average shares outstanding - basic	96,642	95,881	96,428	90,504

Diluted (loss)/earnings per share:
Continuing operations	$(0.60)	$0.26	$(0.44)	$0.26
Discontinued operations	0.02	0.04	0.01	—
Total diluted (loss)/earnings per share	$(0.58)	$0.30	$(0.43)	$0.26

Weighted average shares outstanding - diluted	96,642	97,012	96,428	91,493

Dividends declared per common share	$0.16	$0.16	$0.48	$0.48

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
As of September 30, 2017 and December 31, 2016

(in thousands, except share and per share data)	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$22,690	$35,409
Restricted cash	446	714
Accounts receivable, net of allowances of $1,400 and $1,290, respectively	220,856	210,723
Receivable from the sale of Diamond of California	—	118,577
Inventories, net	194,769	173,456
Prepaid income taxes and income taxes receivable	7,526	5,744
Assets held for sale	20,790	19,568
Prepaid expenses and other current assets	32,558	27,666
Total current assets	499,635	591,857

Noncurrent assets:
Fixed assets, net	495,798	501,884
Goodwill	1,280,934	1,318,362
Other intangible assets, net	1,306,955	1,373,800
Other noncurrent assets	53,031	48,173
Total assets	$3,636,353	$3,834,076

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$49,000	$49,000
Accounts payable	123,629	99,249
Accrued compensation	30,806	44,901
Accrued casualty insurance claims	3,302	4,266
Accrued marketing, selling and promotional costs	56,868	50,179
Other payables and accrued liabilities	42,980	47,958
Total current liabilities	306,585	295,553

Noncurrent liabilities:
Long-term debt, net	1,070,153	1,245,959
Deferred income taxes, net	392,105	378,236
Accrued casualty insurance claims	14,845	13,049
Other noncurrent liabilities	22,508	25,609
Total liabilities	1,806,196	1,958,406

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.83 1/3 par value. 110,000,000 shares authorized; 96,967,937 and 96,242,784 shares outstanding, respectively	80,802	80,199
Preferred stock, $1.00 par value. 5,000,000 shares authorized; no shares outstanding	—	—
Additional paid-in capital	1,624,318	1,598,678
Retained earnings	108,229	195,733
Accumulated other comprehensive loss	(3,001)	(17,977)
Total Snyder’s-Lance, Inc. stockholders’ equity	1,810,348	1,856,633
Non-controlling interests	19,809	19,037
Total stockholders’ equity	1,830,157	1,875,670
Total liabilities and stockholders’ equity	$3,636,353	$3,834,076

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
For the Nine Months Ended September 30, 2017 and October 1, 2016

	Nine Months Ended
(in thousands)	September 30, 2017	October 1, 2016
Operating activities:
Net (loss)/income	$(40,359)	$23,424
Adjustments to reconcile net (loss)/income to cash from operating activities:
Depreciation and amortization	73,250	72,687
Stock-based compensation expense	11,456	22,542
Loss/(gain) on sale of fixed assets, net	1,047	(25)
Gain on sale of Diamond of California	(1,795)	—
Gain on sale of route businesses, net	(1,744)	(650)
Changes in fair value of investments	—	179
Loss on early extinguishment of debt	—	4,749
Impairment charges	113,150	1,370
Deferred income taxes	7,260	7,139
Provision for doubtful accounts	639	218
Changes in operating assets and liabilities, excluding business acquisitions, divestitures and foreign currency translation adjustments	(28,631)	35,165
Net cash provided by operating activities	134,273	166,798

Investing activities:
Purchases of fixed assets	(54,828)	(55,823)
Purchases of route businesses	(43,977)	(16,467)
Purchase of equity method investment	(1,500)	—
Proceeds from sale of fixed assets and insurance recoveries	290	1,094
Proceeds from sale of route businesses	45,070	14,894
Proceeds from sale of investments	321	—
Proceeds from sale of discontinued operations	120,480	—
Business acquisitions, net of cash acquired	(2,561)	(1,043,042)
Net cash provided by/(used in) investing activities	63,295	(1,099,344)

Financing activities:
Dividends paid to stockholders	(46,373)	(42,078)
Debt issuance costs	(2,441)	(6,047)
Issuances of common stock	16,669	9,001
Excess tax benefits from stock-based compensation	—	577
Share repurchases, including shares surrendered for tax withholding	(1,882)	(8,485)
Payments on capital leases	(1,642)	(1,745)
Repayments of long-term debt	(36,750)	(232,560)
Proceeds from issuance of long-term debt	—	1,130,000
Repayments of revolving credit facility	(283,500)	(75,000)
Proceeds from revolving credit facility	144,500	147,000
Net cash (used in)/provided by financing activities	(211,419)	920,663

Effect of exchange rate changes on cash	864	(660)

Net decrease	(12,987)	(12,543)
Cash, cash equivalents and restricted cash at beginning of period	36,123	40,071
Cash, cash equivalents and restricted cash at end of period	$23,136	$27,528

Supplemental information:
Cash paid for income taxes, net of refunds of $330 and $1,522, respectively	$4,972	$5,060
Cash paid for interest	$27,233	$22,414

Non-cash investing activities:
Decrease/(increase) in fixed asset expenditures included in accounts payable	$1,239	$(1,649)

Non-cash financing activities:
Common stock and stock-based compensation issued for business acquisitions	$—	$800,987

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures (Unaudited)
Gross profit, excluding special items

	Quarter Ended
(in thousands)	September 30, 2017	October 1, 2016
Net revenue	$564,184	$543,903
Cost of sales	357,993	344,807
Gross profit from continuing operations	$206,191	$199,096
As a % of net revenue	36.5%	36.6%

Transaction and integration related expenses(1)	—	442
Emerald move(2)	2,440	—
Transformation initiative(3)	805	—
Other(4)	—	554

Gross profit from continuing operations, excluding special items	$209,436	$200,092
As a % of net revenue	37.1%	36.8%

(1)	Transaction and integration related expenses consist of severance and relocation benefits for Diamond Foods personnel.

(2)	Expenses associated with the relocation of Emerald production from Stockton, CA to Charlotte, NC.

(3)
Transformation initiative costs primarily consist of expenses associated with the closure of our Perry, FL manufacturing facility, as well as severance benefits related to our performance transformation plan.

(4)	Other items primarily consist of Metcalfe's transaction-related expenses including severance benefits, as well as an inventory step-up related to this acquisition.

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures (Unaudited)
Operating income, excluding special items

	Quarter Ended
(in thousands)	September 30, 2017	October 1, 2016
Operating (loss)/income from continuing operations	$(53,847)	$45,729
As a % of net revenue	(9.5)%	8.4%

Transaction and integration related expenses(1)(2)	276	4,098
Emerald move and required packaging changes(3)	2,478	314
Transformation initiative(4)	7,019	—
Other impairment charges(5)	104,720	—
Other(6)	(18)	918

Operating income from continuing operations, excluding special items	$60,628	$51,059
As a % of net revenue	10.7%	9.4%

(1)	For the third quarter of 2017, transaction and integration related expenses primarily consist of idle facility lease costs.

(2)	For the third quarter of 2016, transaction and integration related expenses primarily consist of professional fees, severance, and retention costs associated with the acquisition of Diamond Foods.

(3)	Expenses associated with the relocation of Emerald production from Stockton, CA to Charlotte, NC.

(4)
Transformation initiative costs primarily consist of expenses associated with the closure of our Perry, FL manufacturing facility, as well as severance benefits and professional fees related to our performance transformation plan.

(5)	Impairment charges recorded for certain trademarks and our European reporting unit goodwill.

(6)
For the third quarter of 2016, other items primarily consist of Metcalfe's transaction-related expenses including transaction costs and severance benefits, as well as an inventory step-up related to this acquisition.

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures (Unaudited)
Earnings per diluted share, excluding special items

	Quarter Ended
	September 30, 2017	October 1, 2016
(Loss)/earnings per diluted share from continuing operations	$(0.60)	$0.26

Transaction and integration related expenses(1)(2)	(0.01)	0.03
Emerald move and required packaging changes(3)	0.02	—
Transformation initiative(4)	0.05	—
Other impairment charges(5)	0.87	—
Other(6)	—	0.01

Earnings per diluted share from continuing operations, excluding special items	$0.33	$0.30

(1)
For the third quarter of 2017, transaction and integration related expenses primarily consist of idle facility lease costs. The after-tax net benefit is due to the reversal of discrete tax items which were initially recorded during the second quarter of 2017.

(2)	For the third quarter of 2016, transaction and integration related expenses primarily consist of professional fees, severance, and retention costs associated with the acquisition of Diamond Foods.

(3)	Expenses associated with the relocation of Emerald production from Stockton, CA to Charlotte, NC.

(4)
Transformation initiative costs primarily consist of expenses associated with the closure of our Perry, FL manufacturing facility, as well as severance benefits and professional fees related to our performance transformation plan.

(5)	Impairment charges recorded for certain trademarks and our European reporting unit goodwill.

(6)
For the third quarter of 2016, other items primarily consist of Metcalfe's transaction-related expenses including transaction costs and severance benefits, as well as an inventory step-up related to this acquisition.

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures (Unaudited)
EBITDA and Adjusted EBITDA

	Quarter Ended
(in thousands)	September 30, 2017	October 1, 2016
(Loss)/income from continuing operations	$(57,718)	$25,546
Income tax (benefit)/expense	(6,043)	10,663
Interest expense, net	10,141	9,215
Depreciation	17,489	18,494
Amortization	6,832	5,448
EBITDA from continuing operations	$(29,299)	$69,366
As a % of net revenue	(5.2)%	12.8%

Transaction and integration related expenses(1)(2)	276	4,098
Emerald move and required packaging changes(3)	2,478	314
Transformation initiative(4)	7,019	—
Other impairment charges(5)	104,720	—
Other(6)	(19)	918

Adjusted EBITDA from continuing operations	$85,175	$74,696
As a % of net revenue	15.1%	13.7%

(1)	For the third quarter of 2017, transaction and integration related expenses primarily consist of idle facility lease costs.

(2)	For the third quarter of 2016, transaction and integration related expenses primarily consist of professional fees, severance, and retention costs associated with the acquisition of Diamond Foods.

(3)	Expenses associated with the relocation of Emerald production from Stockton, CA to Charlotte, NC.

(4)
Transformation initiative costs primarily consist of expenses associated with the closure of our Perry, FL manufacturing facility, as well as severance benefits and professional fees related to our performance transformation plan.

(5)	Impairment charges recorded for certain trademarks and our European reporting unit goodwill.

(6)
For the third quarter of 2016, other items primarily consist of Metcalfe's transaction-related expenses including transaction costs and severance benefits, as well as an inventory step-up related to this acquisition.

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures (Unaudited)
Net income attributable to Snyder's-Lance, excluding special items

	Quarter Ended
(in thousands)	September 30, 2017	October 1, 2016
Net (loss)/income attributable to Snyder’s-Lance, Inc. from continuing operations	$(57,736)	$25,660

Transaction and integration related expenses, net of tax(1)(2)	(442)	3,338
Emerald move and required packaging changes, net of tax(3)	1,602	259
Transformation initiative, net of tax(4)	4,470	—
Other impairment charges, net of tax(5)	84,856	—
Impact of tax restructuring(6)	—	(383)
Other, net of tax(7)	(11)	758

Net income attributable to Snyder’s-Lance, Inc. from continuing operations, excluding special items	$32,739	$29,632

(1)
For the third quarter of 2017, transaction and integration related expenses primarily consist of idle facility lease costs. The after-tax net benefit is due to the reversal of discrete tax items which were initially recorded during the second quarter of 2017.

(2)	For the third quarter of 2016, transaction and integration related expenses primarily consist of professional fees, severance, and retention costs associated with the acquisition of Diamond Foods.

(3)	Expenses associated with the relocation of Emerald production from Stockton, CA to Charlotte, NC.

(4)
Transformation initiative costs primarily consist of expenses associated with the closure of our Perry, FL manufacturing facility, as well as severance benefits and professional fees related to our performance transformation plan.

(5)	Impairment charges recorded for certain trademarks and our European reporting unit goodwill.

(6)	Discrete tax item for the impact of tax restructuring.

(7)
For the third quarter of 2016, other items primarily consist of Metcalfe's transaction-related expenses including transaction costs and severance benefits, as well as an inventory step-up related to this acquisition.

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures (Unaudited)
Adjusted effective income tax rate

Quarter ended September 30, 2017
(in thousands)	Income from Continuing Operations
	GAAP Income	Adjustments	Adjusted Income
(Loss)/income before income taxes	$(63,761)	$114,474	$50,713
Income tax (benefit)/expense	(6,043)	23,999	17,956
Net (loss)/income	(57,718)	90,475	32,757
Net income attributable to non-controlling interests	18	—	18
Net (loss)/income attributable to Snyder’s-Lance, Inc.	$(57,736)	$90,475	$32,739

Effective income tax rate(1)	9.5%		35.4%

Quarter ended October 1, 2016
(in thousands)	Income from Continuing Operations
	GAAP Income	Adjustments	Adjusted Income
Income before income taxes	$36,209	$5,330	$41,539
Income tax expense	10,663	1,358	12,021
Net income	25,546	3,972	29,518
Net loss attributable to non-controlling interests	(114)	—	(114)
Net income attributable to Snyder’s-Lance, Inc.	$25,660	$3,972	$29,632

Effective income tax rate	29.4%		28.9%

(1)
The tax rate on adjusted income varies from the tax rate on GAAP income for the third quarter of 2017 primarily due to the tax effect of the goodwill impairment recognized, which is non-deductible for tax purposes, and the discrete tax impact of the trademark impairments recognized in the third quarter of 2017.